SCHEDULE 14C
(Rule 14c-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
Check the appropriate box:

[ ]	Preliminary Information Statement	[ ]	Confidential, for use of the Commission only
[x ]	Definitive Information Statement

GREENSHIFT CORPORATION
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Price per unit or other underlying value of transaction pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

GREENSHIFT CORPORATION
5950 Shiloh Road East, Suite N
Alpharetta, GA 30005

INFORMATION STATEMENT

To the Holders of the Voting Stock:

The purpose of this Information Statement is to notify you that Viridis Capital, LLC, the holder of shares representing a majority of the voting power of GreenShift Corporation (the “Company”), has given its written consent to a resolution to remove four of the five members of the Company's Board of Directors.  By reason of the resolution, Edward Carroll, Richard Krablin, David Winsness and Gregory Barlage have been removed from their positions as members of the Company's Board of Directors, effective on December 12, 2014.  Kevin Kreisler, the manager and owner of Viridis Capital, LLC,  remains as the sole member of the Board of Directors. Immediately after the removal of the four members, the Board of Directors elected Mr. Kreisler to serve as the Company's Chief Executive Officer and Chief Financial Officer.

Delaware corporation law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, the Company will not hold a meeting of its shareholders to consider or vote upon the removal of the four directors.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

We determined the shareholders of record for purposes of this shareholder action at the close of business on December 11, 2014 (the “Record Date”).  The table below lists the authorized voting stock as of the Record Date, the number of shares of each class that were outstanding on the Record Date, and the voting power of each class. Each share of common stock is entitled to one vote.  Each share of Series B Preferred Stock is entitled to one-fortieth of a vote.  The holders of the Series D shares are entitled to exercise 70% of the aggregate voting power.

Security	Authorized	Outstanding	Voting Power

Common Stock	2,500,000,000	131,756,793	131,756,793
Series B Preferred Stock	2,865,333	2,519,219	62,980
Series D Preferred Stock	1,000,000	862,500	307,579,470

The following table sets forth information regarding the voting stock beneficially owned by each member of our Board of Directors, by our officers and directors as a group, and by any person who, to our knowledge, owned beneficially more than 5% of any class of voting stock as of December 11, 2014.

Name and Address Of Beneficial Owner(1)	Common	% of Class	Series B Preferred	% of Class	Series D Preferred	% of Class	Percentage of Voting Power

Kevin Kreisler(2)	149	<0.01%	--	--	800,000	92.75%	64.92%
Edward Carroll	167	<0.01%	393,183	13.56%			<0.01%
David Winsness	98	<0.01%	360,933	12.45%	--	--	<0.01%
Greg Barlage	109	<0.01%	356,478	12.30%	--	--	<0.01%
Richard Krablin	59	<0.01%	376,183	12.99%	--	--	<0.01%

Officers and Directors as a group (5 persons)	581	<0.01%	1,487,186	51.30%	800,000	92.75%	64.93%

(1)	The address of each shareholder as of December 11, 2014 was c/o GreenShift Corporation, 5950 Shiloh Road East, Suite N, Alpharetta, Georgia, 30005.

(2)	All shares listed for Mr. Kreisler are owned of record by Viridis Capital, LLC, of which Mr. Kreisler is the sole member.

No Dissenters Rights

Under Delaware law, shareholders are not entitled to dissenters’ rights with respect to the amendment of the Certificate of Incorporation to reverse split the common stock.

WE ARE NOT ASKING YOU FOR A PROXY.
YOU ARE REQUESTED NOT TO SEND US A PROXY.

December 29, 2014	KEVIN KREISLER, Chief Executive Officer